FOR IMMEDIATE RELEASE	CONTACT PERSON:
Anthony DiSandro, President & CEO (215) 979-7911

Philadelphia, Pennsylvania, March 10, 2005: In response to rumors, PSB Bancorp, Inc. (NASDAQ –PSBI) announced today that it has engaged Griffin Financial Group LLC to assist PSB Bancorp, Inc. (the “Company”) in evaluating its strategic alternatives, including a possible sale of the Company. Anthony DiSandro, President and CEO of the Company, cautioned that investors should not infer from this announcement that the Board of Directors of the Company will conclude that sale of the Company is appropriate at the present time.

This press release contains statements concerning the Company’s strategies, plans, and objectives. These statements constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Therefore, you should not rely solely on anything contained in this press release in making any investment decisions regarding the Company.